UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 8, 2009 (April 3, 2009)
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: SETTLEMENT AGREEMENT
EX-10.2: FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 1.01 Entry into a Definitive Material Agreement
     Settlement Agreement Related to the Company’s 2008 Annual Meeting
     On April 3, 2009, Magellan Petroleum Corporation (“Magellan” or the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with two Company shareholders, ANS Investments LLC (“ANS”) and its President/CEO, Jonah M. Meer (“Meer”, and together with ANS, the “ANS Parties”), in advance of the Company’s 2008 Annual Meeting of Shareholders (the “Annual Meeting”).
     Previously on October 27, 2008, the ANS Parties filed proxy materials (the “ANS Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) describing their intentions to nominate Mr. Meer as a candidate for election as a director of the Company (the “Contested Election”) and to present two other proposals to the Company’s shareholders for consideration at the Annual Meeting. The Settlement Agreement terminates the proxy solicitation efforts of the ANS Parties on mutually agreeable terms and gains the full support of the ANS Parties as the Company moves forward with its strategic plans.
     Under the terms of the Settlement Agreement, the ANS Parties have specifically agreed to (1) irrevocably withdraw both the nomination of Mr. Meer as a director candidate and their other proposals, as well as their related advance notices previously provided to the Company’s Secretary under the Company’s Bylaws; (2) irrevocably withdraw their demand made under Delaware law to inspect certain books and records of the Company; (3) terminate all proxy solicitation efforts with respect to the Contested Election; (4) not vote or cast any votes under proxies received to date pursuant to the Contested Election; (5) promptly notify the staff of the SEC in writing of the termination of the Contested Election and the related solicitation pursuant to the ANS Proxy Statement; (6) support each of the proposals that the Company intends to present to its shareholders at the Annual Meeting; (7) vote, not later than five (5) business days before the Annual Meeting, all of the shares of Company Common Stock held by the ANS Parties in favor of these proposals in accordance with the recommendation of the Company’s Board of Directors; and (8) grant irrevocable proxies to Company management in order to effectuate these votes. The Company and the ANS Parties have also granted releases of legal claims to one another under the Settlement Agreement. In exchange, the Company has agreed to reimburse the ANS Parties up to $125,000 for their legal and related expenses incurred with respect to the Contested Election.
     Under the one-year standstill provision in the Settlement Agreement, the ANS Parties have agreed, without the prior consent of the Company, not to: (1) engage in any proxy solicitation activities contrary to recommendations of the Board; (2) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) for the purpose of acquiring, holding, voting or disposing of any securities of the Company; (3) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person; (4) seek, propose, or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidate, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company; or (5) take any action, alone or in concert with any other person, advise, finance, assist or participate in or encourage any person to take any action which is prohibited to be taken by the ANS Parties pursuant to the Settlement Agreement. Notwithstanding the terms of the standstill provision, the Company has agreed that the ANS Parties and YEP, and with other third parties approved in advance by the Company, as to the business, affairs and well being of the Company, provided however that (i) any material confidential or proprietary information of the Company which may be disclosed to the ANS Parties by YEP shall be preceded by the ANS Parties’ execution of a non-disclosure and standstill agreement in a form approved by the Company, and (ii) the ANS Parties and YEP shall each retain responsibility for their own compliance with all applicable securities laws and regulations.
     A copy of the Settlement Agreement dated April 3, 2009 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     On April 6, 2009, the Company and the ANS Parties issued a joint press release announcing the signing of the Settlement Agreement. A copy of the joint press release, dated April 6, 2009, is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.
     Important Information about the Annual Meeting
     Magellan filed a preliminary proxy statement with the SEC on February 11, 2009, in connection with the election of one director and other actions to be taken at the Annual Meeting. Magellan will soon be filing a revised preliminary proxy statement for the Annual Meeting. Thereafter, Magellan will announce the date and location of the Annual Meeting and mail to its shareholders a definitive proxy statement and proxy card in connection with the Annual Meeting.
     Shareholders are urged to read the Company’s definitive proxy statement (as well as any amendments or supplements thereto) relating to the Annual Meeting when it becomes available because it will contain important information. After being filed with the SEC, shareholders will be able to obtain the definitive proxy statement (as well as any amendments or supplements thereto) and other relevant documents free of charge at the SEC’s website, www.sec.gov. In addition, copies of the definitive proxy statement and other relevant documents will be made available for free to any Magellan shareholder who makes a request to the attention of the Company’s Secretary at: 10 Columbus Boulevard, Hartford, CT 06106.
     Magellan and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the names and interests of these persons in connection with the Annual Meeting was included in the Company’s preliminary proxy statement, filed with the SEC on February 11, 2009, as such information may be supplemented or amended by the definitive proxy statement.
     First Amendment to Purchase Agreement for Strategic Investment
     As previously disclosed on February 10, 2009, on February 9, 2009, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Young Energy Prize S.A., a Luxembourg corporation (“YEP”), under which the Company has agreed to sell, and YEP has agreed to purchase, 8,695,652 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $1.15 per share, or an aggregate of $10 million. The closing of the investment transaction (the “Investment Transaction”) under the Purchase Agreement (the “Closing”) is subject to receipt of shareholder approval of the Investment Transaction and an amendment to the Company’s restated certificate of incorporation, as well as other customary closing conditions.
     In addition, the Company agreed at Closing to enter into a warrant agreement (the “Warrant Agreement”) pursuant to which the Company will issue a five-year warrant (the “Warrant”) to YEP entitling YEP to purchase an additional 4,347,826 shares of the Company’s Common Stock through warrant exercise (the “Warrant Shares”). The Warrant will have a term of five years and an original exercise price of $1.20 per Warrant Share, subject to certain adjustments. Effective on the Closing, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with YEP pursuant to which the Company will grant to YEP certain registration rights with respect to the Shares and the Warrant Shares after the Closing.
     On April 3, 2009, the Company and YEP agreed to amend their securities purchase agreement (the “First Amendment”) to extend the outside termination date for the closing of YEP’s equity investment from April 30, 2009 to June 30, 2009, in order to provide sufficient time to conduct the 2008 Annual Meeting and complete the YEP equity investment transaction. The First Amendment provides that, if YEP completes the purchase of the ANS Shares from the ANS Parties described below in Item 8.01, then the exercise price payable by YEP for the Warrant Shares shall be reduced from $1.20 to $1.15 per share. The amendment also provides that, following the closing of the YEP equity financing transaction, for so long as Nikolay V. Bogachev and J. Thomas Wilson are serving on the Company’s Board of Directors as designees of YEP, (a) Mr. Bogachev may elect to be designated as a member of the Board’s Audit Committee, provided that he meets the established requirements for members of such Committee and (b) Mr. Wilson may elect to be designated as a member of the Board’s Compensation Committee, provided that he meets the established requirements for members of such Committee.
     As amended, the Purchase Agreement may be terminated at any time prior to the Closing by YEP or by the Company, if the Closing has not occurred by June 30, 2009, provided that the right to terminate shall not be available to either party whose failure to perform its obligations under the Purchase Agreement is the primary cause of the failure of the Closing to have occurred by such date. Other termination provisions of the Purchase Agreement were described in the Company’s current report filed with the SEC on February 10, 2009.
     Except as otherwise amended by the First Amendment, the terms and conditions of the Purchase Agreement remain in full force and effect. A copy of the First Amendment dated April 3, 2009 to the Purchase Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
     The disclosure required by Item 3.02 in connection with the Warrant Agreement and the Registration Rights Agreement was included in Item 3.02 of the Company’s current report on Form 8-K filed on February 10, 2009 and is hereby incorporated herein by reference.
     This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Magellan. The Shares, the Warrant and the Warrant Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. The Shares and Warrant Shares are being offered and sold only to YEP. As noted above, Magellan has agreed to file a registration statement with the SEC covering the resale by YEP of the Shares issued to YEP in the Investment Transaction and the Warrant Shares issuable to YEP upon the exercise of the Warrants.
Item 8.01 Other Events
     YEP has advised the Company that YEP and the ANS Parties have entered into a securities purchase agreement dated April 3, 2009 (the “ANS-YEP Purchase Agreement”) by which YEP will, upon completion of YEP’s Investment Transaction with the Company, purchase 568,985 shares of the Company’s Common Stock currently owned by the ANS Parties (the “ANS Shares”) at a price of $1.15 per share. The obligation of the ANS Parties to complete the sale transaction is subject to two closing conditions: (1) YEP must have completed its purchase of shares from the Company in the Investment Transaction, and (2) the Settlement Agreement between the Company and the ANS Parties must be in full force and effect. The ANS Parties have also agreed with YEP that, for a period of six (6) months from the closing date under the ANS-YEP Purchase Agreement, they will not acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any additional securities of the Company or direct or indirect rights or options to acquire any securities of the Company.
     The ANS-YEP Purchase Agreement may be terminated by YEP or the ANS Parties, upon written notice to the other, if the closing thereof shall not have taken place on or before June 30, 2009. In addition, the ANS Parties may terminate the ANS-YEP Purchase Agreement and the sale of all (but not less than all) of the ANS Shares to YEP on or before the elapse of ten (10) business days after YEP has furnished to the ANS Parties a copy of the Company’s Form 10-Q for the fiscal quarter ended March 31, 2009 as filed with the SEC and a supplemental memorandum of YEP providing certain information with respect to the Company to the ANS Parties.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
10.1	Settlement Agreement, dated April 3, 2009, among the Company, ANS Investments LLC and Jonah M. Meer.

10.2	First Amendment, dated April 3, 2009, to Securities Purchase Agreement between the Company and Young Energy Prize S.A., dated February 9, 2009.

99.1	Company press release dated April 6, 2009 regarding the Settlement Agreement.

99.2	Company press release dated April 7, 2009 regarding the First Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION
By:	/s/ Daniel J. Samela
	Name:	Daniel J. Samela
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: April 8, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated April 3, 2009, among the Company, ANS Investments LLC and Jonah M. Meer.

10.2	First Amendment, dated April 3, 2009, to Securities Purchase Agreement between the Company and Young Energy Prize S.A., dated February 9, 2009.

99.1	Company press release dated April 6, 2009 regarding the Settlement Agreement.

99.2	Company press release dated April 7, 2009 regarding the First Amendment.